EXHIBIT 10.3

NTN BUZZTIME, INC.

2004 PERFORMANCE INCENTIVE PLAN

STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT (this "Agreement") is dated as of [                    ], 20[    ] by and between NTN Buzztime, Inc., a Delaware corporation (the "Corporation"), and [                    ] (the "Employee").

WITNESSETH

WHEREAS, pursuant to the NTN Buzztime, Inc. 2004 Performance Incentive Plan (the "Plan"), the Corporation has granted to the Employee effective as of the date hereof (the "Award Date"), a credit of stock units under the Plan (the "Stock Unit Award" or "Award"), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Employee, and the mutual promises made herein and the mutual benefits to be derived there from, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Employee a Stock Unit Award with respect to an aggregate of [            ] stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the "Stock Units"). As used herein, the term "stock unit" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation's Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Employee if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to [                ] of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on the last day of each calendar month commencing [                    ], 20[    ] and ending [                    ], 20[    ].

4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Partial employment or service, even if substantial, during any vesting period will not entitle the Employee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Employee's status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Employee's other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Employee without his consent thereto.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Employee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Employee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

b) Dividend Equivalent Rights Distributions. As of any date that the Corporation pays a cash dividend on its Common Stock, the Corporation shall pay Employee an amount equal to the per share cash dividend paid by the Corporation on its Common Stock on such date multiplied by the number of Stock Units remaining subject to this Award as of the related dividend payment record date. No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6. Restrictions on Transfer. Neither the Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following the date the Employee's employment by the Corporation and its Subsidiaries terminates for any reason (the "Termination Date"), the Corporation shall deliver to the Employee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that have vested pursuant to Section 3 above as of the Termination Date, subject to Section 9. Notwithstanding the foregoing, the Administrator may provide for all or a portion of such vested Stock Units to be settled by a cash payment to the Employee promptly after the Termination Date (in lieu of a stock payment). The Corporation's obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Employee or other person entitled under the Plan to receive any shares or other payment with respect to the vested Stock Units deliver to the

Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. To the extent that the Administrator determines it will settle one or more vested Stock Units by a cash payment, the amount of cash payment with respect to any such vested Stock Unit to be paid in such form shall equal (subject to Section 10 and any other authorized deductions) the fair market value of a share of Common Stock as of the Termination Date (with the "fair market value" of a share of Common Stock determined in accordance with the applicable provisions of the Plan). The Employee shall have no further rights with respect to any Stock Units that are paid or that are terminated pursuant to Section 8.

8. Effect of Termination of Employment. The Employee's Stock Units shall terminate to the extent such units have not become vested prior to the date the Employee is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Employee's employment by the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily; provided, however, that the Administrator may, in its sole discretion, accelerate vesting of the Stock Units in such circumstances. If the Employee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Employee for purposes of this Agreement, unless the Employee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event. If any Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Employee, or the Employee's beneficiary or personal representative, as the case may be.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments if appropriate in the number of Stock Units and the number and kind of securities that may be issued in respect of the Stock Unit Award. The Administrator may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine.

10. Tax Withholding. Upon any payment of dividend equivalents and/or the distribution of shares of the Common Stock in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Employee) shall have the right at its option to (a) require the Employee to payor provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Employee the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Administrator may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then fair market value (with the "fair market value" of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Employee at the Employee's last address reflected on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Employee is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12. Plan. The Award and all rights of the Employee under this Agreement are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Employee agrees to be bound by the terms of the Plan and this Agreement. The Employee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Limitation on Employee's Rights. Participation in this Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Employee shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary) with respect to amounts credited and benefits payable in cash, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable thereunder.

15. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand as of the date and year first above written.

NTN BUZZTIME, INC., a Delaware corporation	EMPLOYEE

By:

Name:	Signature

Title:
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